Exhibit 23.5

DIRECTOR CONSENT
May 6, 2004

     I, Anthony Charles Ball, do hereby consent to the inclusion of my name as a proposed director in the Registration Statement on Form S-4, File No. 333-112463, and the related Proxy Statement/Prospectus, of Net 1 UEPS Technologies, Inc.

/s/ Anthony Charles Ball
Anthony Charles Ball